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Exhibit 16
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                                 June 18, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Commissioners:

          We have read the statements made by Astea International Inc. (copy attached), which we understand will be filed with the Commission as part of the Company's Form 8-K report dated June 11, 2001. We agree with the statements concerning our Firm in such Form 8-K.

                                       Very truly yours,



                                       Arthur Andersen LLP